250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Blake Jones Tel: (518) 415-4274

Arrow Reports $12.0 million in Q2 Net Income, Loan Growth of $108 Million

GLENS FALLS, N.Y. (July 27, 2022) – Arrow Financial Corporation (NasdaqGS® – AROW) announced financial results for the three-month period ended June 30, 2022. Net income for the second quarter of 2022 was $12.0 million and diluted earnings per share was $0.75.

Loan growth was strong in the second quarter of 2022, with gross loans increasing by $108 million. Excluding Paycheck Protection Program (PPP) loans, which decreased by $17 million, loans grew by $125 million in the quarter.

“Arrow had a strong second quarter with total loan balances at June 30, 2022 reaching a record high," said Arrow President and CEO Thomas J. Murphy. "I commend the Arrow Team for their outstanding efforts and strong work ethic. While economic challenges are expected this year, I am confident in our direction as a Company and our ability to deliver strong results for our shareholders, our customers and our communities.”

For the second quarter of 2022, net income was $12.0 million compared to $13.3 million for the second quarter of 2021. The year-over-year decline in second quarter net income was primarily due to:

•An increase in the provision expense for credit losses to $905 thousand for the second quarter of 2022, as compared to $263 thousand in the second quarter of 2021.
•Net gain on sale of loans was lower by $615 thousand when comparing year-over-year quarters.
•A decrease of $2.6 million in income earned on PPP loans included as part of net interest income in the second quarter of 2022 compared to the second quarter of 2021.

Second Quarter Highlights

Earnings:
•Net income was $12.0 million.
•Net interest margin was 3.02%.
•Return on average assets (ROA) was 1.20%.
•Return on average equity (ROE) was 13.44%.
•Diluted earnings per share (EPS) was $0.75 for the second quarter.
•Second-quarter revenue was consistent to the prior-year comparative quarter.
•Net charge-offs for the second quarter of 2022 were $476 thousand as compared to $93 thousand for the comparable 2021 quarter.

Balance Sheet:
•Total assets were $4.0 billion as of June 30, 2022.
•Total loans were $2.8 billion as of June 30, 2022, a record high for Arrow.
•Total deposits were $3.5 billion as of June 30, 2022.
•Loans to deposits ratio as of June 30, 2022 was 80.2%

Additional Items:
•$17 million of PPP loans were forgiven in the second quarter of 2022.
•$1.5 million of PPP loans remained outstanding as of June 30, 2022.
•Book value per share was $22.25, up by 1.1% over the prior-year level.

•Nonperforming assets of $10.0 million at June 30, 2022 represented 0.25% of period-end assets, up from 0.20% at June 30, 2021.
•A core system upgrade is scheduled for the third quarter of 2022, with the first customer communications expected in early August.

Income Statement

•Net Interest Income: Net interest income for the second quarter was $29.0 million, up 2.4% from $28.4 million in the comparable quarter of 2021. Interest and fees on loans were $26.9 million for the second quarter of 2022, a decrease of 0.4% from $27.0 million for the quarter ending June 30, 2021. Interest and fees related to PPP loans, included in the $26.9 million total, were $439 thousand in the second quarter of 2022, a decrease from $3.1 million for the second quarter of 2021. Interest expense for the second quarter of 2022 was $1.6 million, an increase of $0.2 million, or 16.5%, from $1.3 million in expense for the comparable quarter ending June 30, 2021.

•Net Interest Margin: Net interest margin was 3.02% for the quarter, compared to 3.08% for the second quarter of 2021. The decrease in net interest margin from the prior year was primarily due to the decrease in the amount of PPP loan interest and related fees recognized in the second quarter of 2022 as compared to the comparable quarter of 2021. Net interest margin, excluding PPP income, increased from the comparable prior year quarter from 2.86% to 2.98% The cost of interest-bearing liabilities increased slightly primarily due to the repricing of municipal deposits.

	Three Months Ended
	June 30, 2022	June 30, 2021
Interest and Dividend Income	$30,593	$29,695
Interest Expense	1,555	1,335
Net Interest Income	29,038	28,360
Average Earning Assets(1)	3,858,837	3,688,572
Average Interest-Bearing Liabilities	2,808,287	2,721,961

Yield on Earning Assets(1)	3.18%	3.23%
Cost of Interest-Bearing Liabilities	0.22	0.20
Net Interest Spread	2.96	3.03
Net Interest Margin	3.02	3.08

Income Earned on PPP Loans included in Net Interest Income	$438	$3,086
Net Interest Income excluding PPP loans	28,600	25,274
Net Interest Margin excluding PPP loans	2.98%	2.86%

(1) Includes Nonaccrual Loans.

•Provision for Credit Losses: For the second quarter of 2022, the provision for credit losses was $905 thousand compared to $263 thousand in provision expense in the second quarter of 2021. The key drivers for the increase were strong loan growth and a slight deterioration in forecasted economic conditions in the second quarter of 2022.

•Noninterest Income: Noninterest income for the three months ended June 30, 2022 was $7.7 million, compared to $8.5 million in the comparable 2021 quarter. Income from fiduciary activities for the three months ended June 30, 2022, decreased by $72 thousand over the comparable quarter of 2021. Fees and other services to customers increased $131 thousand over the comparable quarter of 2021. Gain on sales of loans decreased $615 thousand from the second quarter of 2021 as a result of a strategic decision to retain more newly originated real estate loans. Other operating income decreased $132 thousand from the comparable quarter of 2021 due to a variety of factors, including, among others, a $99 thousand loss on the disposal of a building.

•Noninterest Expense: Noninterest expense for the second quarter of 2022 was $20.3 million, an increase from $19.1 million for the second quarter of 2021. The largest component of noninterest expense was salaries and benefits paid to our employees, which totaled $11.7 million for the second quarter of 2022. The expense for estimated credit losses on off-balance sheet credit exposures included in other expenses was $110 thousand.

•Provision for Income Taxes: The provision for income taxes was $3.6 million for the second quarter of 2022, compared to $4.2 million for the same quarter of 2021.

Balance Sheet

•Total Assets: Total assets were $4.0 billion at June 30, 2022 an increase of $95.0 million, or 2.4%, compared to June 30, 2021 and a decrease of $165.2 million, or 4.0%, compared to March 31, 2022.

•Investments: Total investments were $766.9 million as of June 30, 2022 an increase of $122.5 million, or 19.0%, compared to June 30, 2021 and a decrease of $14.1 million, or 1.8%, compared to March 31, 2022.

•Loans: Total loans were $2.8 billion as of June 30, 2022. Loan growth for the second quarter of 2022 was $107.5 million and increased $200.7 million, or 7.6%, from June 30, 2021. In the second quarter, total outstanding commercial loans increased $8.0 million, or 1.0%. PPP loans, which are included in the commercial portfolio, decreased $17.2 million in the second quarter as a result of the continued loan forgiveness processed by the Small Business Administration. The consumer loan portfolio grew by $54.5 million, or 5.6% in the second quarter, primarily within the indirect automobile lending program. Total outstanding residential real estate loans increased $45.1 million, or 4.7%, for the second quarter of 2022.

•Allowance for Credit Losses: The allowance for credit losses was $28.1 million on June 30, 2022, which represented 0.99% of loans outstanding, as compared to 1.02% at June 30, 2021. Asset quality remained solid at June 30, 2022. Net loan losses, expressed as an annualized percentage of average loans outstanding, were 0.07% for the three-month period ended June 30, 2022, as compared to 0.01% for the three-month period ended June 30, 2021. Nonperforming assets of $10.0 million at June 30, 2022 represented 0.25% of period-end assets, compared to 0.20% at June 30, 2021.

•Deposits: At June 30, 2022, deposit balances were $3.5 billion. Deposits decreased in the second quarter of 2022 by $169.7 million and increased by $107.6 million, or 3.1%, from the prior-year level. Municipal deposits decreased $112.1 million in the second quarter and increased $4.8 million, or 0.6% from June 30, 2021. Non-municipal deposits decreased $57.6 million for the quarter and increased $102.8 million, or 4.0%, from June 30, 2021. Noninterest-bearing deposits represented 23.3% of total deposits at June 30, 2022, compared to 22.2% of total deposits at June 30, 2021. At June 30, 2022, total time deposits were $169.5 million, a decrease of $57.0 million, or 25.2%, compared to the prior year.

•Capital: Total stockholders’ equity was $356.5 million on June 30, 2022, up $3.5 million, or 1.0%, from June 30, 2021. Arrow's regulatory capital ratios remained strong in the second quarter of 2022. As of June 30, 2022, Arrow's Common Equity Tier 1 Capital Ratio was 13.14% and Total Risk-Based Capital Ratio was 14.93%. The capital ratios of Arrow and both its subsidiary banks, Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company, continued to exceed the “well capitalized” regulatory standards.

Additional Commentary

•Cash and Stock Dividends: On June 15, 2022, Arrow distributed a cash dividend of $0.27 per share. The cash dividend was 7% higher than the cash dividend paid by Arrow in the second quarter of 2021 due to a one cent increase in the cash dividend rate and after adjusting for the 3% stock dividend distributed on September 24, 2021.

•Industry Recognition: In the second quarter of 2022, both of Arrow's banking subsidiaries once again earned BauerFinancial, Inc. 5-Star Exceptional Performance Bank ratings.

About Arrow

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. Arrow is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include Upstate Agency, LLC and North Country Investment Advisers, Inc.

Non-GAAP Financial Measures Reconciliation

In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). Some measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission (SEC) and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. These non-GAAP financial measures include: tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent, and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by Arrow are useful in evaluating Arrow's performance and that such information should be considered as supplemental in nature and not as a substitute for, or superior to, the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement

The information in this document may contain statements based on management’s beliefs, assumptions, expectations, estimates and projections about the future. Such "forward-looking statements," as defined in Section 21E of the Securities Exchange Act of 1934, as amended, involve a degree of uncertainty and attendant risk. Actual outcomes and results may differ, explicitly or by implication. We are not obliged to revise or update these statements to reflect unanticipated events. This document should be read in conjunction with Arrow’s Annual Report on Form 10-K for the year ended December 31, 2021 and other filings with the SEC.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$26,906	$27,014	$52,645	$52,197
Interest on Deposits at Banks	427	103	625	188
Interest and Dividends on Investment Securities:
Fully Taxable	2,444	1,671	4,633	3,177
Exempt from Federal Taxes	816	907	1,637	1,827
Total Interest and Dividend Income	30,593	29,695	59,540	57,389
INTEREST EXPENSE
Interest-Bearing Checking Accounts	199	192	362	411
Savings Deposits	892	501	1,309	1,066
Time Deposits over $250,000	26	69	54	189
Other Time Deposits	111	156	220	378
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	—	1	—	3
Federal Home Loan Bank Advances	108	196	295	389
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	171	171	340	340
Interest on Financing Leases	48	49	97	98
Total Interest Expense	1,555	1,335	2,677	2,874
NET INTEREST INCOME	29,038	28,360	56,863	54,515
Provision for Credit Losses	905	263	1,674	(385)
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	28,133	28,097	55,189	54,900
NONINTEREST INCOME
Income From Fiduciary Activities	2,517	2,589	5,113	4,967
Fees for Other Services to Customers	3,050	2,919	5,845	5,528
Insurance Commissions	1,622	1,626	3,133	3,266
Net Gain on Securities	154	196	284	356
Net Gain on Sales of Loans	10	625	62	2,040
Other Operating Income	391	523	1,469	929
Total Noninterest Income	7,744	8,478	15,906	17,086
NONINTEREST EXPENSE
Salaries and Employee Benefits	11,687	10,845	22,973	21,983
Occupancy Expenses, Net	1,602	1,484	3,200	3,077
Technology and Equipment Expense	3,974	3,710	7,753	7,169
FDIC Assessments	291	245	598	515
Other Operating Expense	2,791	2,803	4,766	5,021
Total Noninterest Expense	20,345	19,087	39,290	37,765
INCOME BEFORE PROVISION FOR INCOME TAXES	15,532	17,488	31,805	34,221
Provision for Income Taxes	3,558	4,209	7,256	7,662
NET INCOME	$11,974	$13,279	$24,549	$26,559
Average Shares Outstanding [1]:
Basic	16,014	16,024	16,022	16,009
Diluted	16,054	16,085	16,069	16,056
Per Common Share:
Basic Earnings	$0.75	$0.83	$1.53	$1.66
Diluted Earnings	0.75	0.83	1.53	1.65
[1] 2021 Share and Per Share Amounts have been restated for the September 24, 2021, 3% stock dividend.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts - Unaudited)

	June 30, 2022	December 31, 2021	June 30, 2021
ASSETS
Cash and Due From Banks	$51,549	$26,978	$44,760
Interest-Bearing Deposits at Banks	165,705	430,718	433,468
Investment Securities:
Available-for-Sale at Fair Value	582,741	559,316	437,868
Held-to-Maturity (Fair Value of $180,511 at June 30, 2022; $201,292 at December 31, 2021; and $210,916 at June 30, 2021)	182,096	196,566	204,490
Equity Securities	2,031	1,747	1,992
FHLB and Federal Reserve Bank Stock	4,718	5,380	5,380
Loans	2,844,802	2,667,941	2,644,082
Allowance for Credit Losses	(28,090)	(27,281)	(27,010)
Net Loans	2,816,712	2,640,660	2,617,072
Premises and Equipment, Net	50,141	46,217	43,268
Goodwill	21,873	21,873	21,873
Other Intangible Assets, Net	1,710	1,918	2,082
Other Assets	111,929	96,579	83,938
Total Assets	$3,991,205	$4,027,952	$3,896,191
LIABILITIES
Noninterest-Bearing Deposits	824,842	810,274	761,991
Interest-Bearing Checking Accounts	1,046,570	994,391	977,955
Savings Deposits	1,504,791	1,531,287	1,471,591
Time Deposits over $250,000	40,021	82,811	84,357
Other Time Deposits	129,436	131,734	142,139
Total Deposits	3,545,660	3,550,497	3,438,033
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	—	—	3,092
Federal Home Loan Bank Term Advances	25,000	45,000	45,000
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000	20,000
Finance Leases	5,144	5,169	5,193
Other Liabilities	38,903	36,100	31,840
Total Liabilities	3,634,707	3,656,766	3,543,158
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value and 1,000,000 Shares Authorized at June 30, 2022, December 31, 2021 and June 30, 2021	—	—	—
Common Stock, $1 Par Value; 30,000,000 Shares Authorized (20,800,144 Shares Issued at June 30, 2022 and December 31, 2021 and 20,194,474 at June 30, 2021)	20,800	20,800	20,194
Additional Paid-in Capital	379,423	377,996	355,195
Retained Earnings	69,980	54,078	60,494
Accumulated Other Comprehensive (Loss) Income	(29,564)	347	(2,658)
Treasury Stock, at Cost (4,777,605 Shares at June 30, 2022; 4,759,414 Shares at December 31, 2021 and 4,622,797 Shares at June 30, 2021)	(84,141)	(82,035)	(80,192)
Total Stockholders’ Equity	356,498	371,186	353,033
Total Liabilities and Stockholders’ Equity	$3,991,205	$4,027,952	$3,896,191

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Net Income	$11,974	$12,575	$10,309	$12,989	$13,279
Transactions in Net Income (Net of Tax):
Net Changes in Fair Value of Equity Investments	114	96	(104)	(79)	145

Share and Per Share Data:[1]
Period End Shares Outstanding	16,023	16,013	16,041	16,020	16,039
Basic Average Shares Outstanding	16,014	16,030	16,028	16,027	16,024
Diluted Average Shares Outstanding	16,054	16,083	16,091	16,085	16,085
Basic Earnings Per Share	$0.75	$0.78	$0.64	$0.81	$0.83
Diluted Earnings Per Share	0.75	0.78	0.63	0.81	0.83
Cash Dividend Per Share	0.270	0.270	0.260	0.252	0.252

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$232,545	$410,644	$551,890	$416,500	$369,034
Investment Securities	822,112	797,347	681,732	675,980	668,089
Loans	2,804,180	2,678,796	2,660,665	2,641,726	2,651,449
Deposits	3,569,754	3,582,256	3,590,766	3,435,933	3,395,271
Other Borrowed Funds	50,140	68,596	70,162	72,187	74,957
Shareholders' Equity	357,228	370,264	364,409	359,384	350,203
Total Assets	4,012,999	4,054,943	4,060,540	3,902,041	3,851,921
Return on Average Assets, annualized	1.20%	1.26%	1.01%	1.32%	1.38%
Return on Average Equity, annualized	13.44%	13.77%	11.22%	14.34%	15.21%
Return on Average Tangible Equity, annualized [2]	14.40%	14.72%	12.01%	15.36%	16.32%
Average Earning Assets	$3,858,837	$3,886,787	$3,894,287	$3,734,206	$3,688,572
Average Paying Liabilities	2,808,287	2,855,884	2,841,304	2,705,283	2,721,961
Interest Income	30,593	28,947	28,354	29,807	29,695
Tax-Equivalent Adjustment [3]	269	270	285	292	293
Interest Income, Tax-Equivalent [3]	30,862	29,217	28,639	30,099	29,988
Interest Expense	1,555	1,122	1,152	1,169	1,335
Net Interest Income	29,038	27,825	27,202	28,638	28,360
Net Interest Income, Tax-Equivalent [3]	29,307	28,095	27,487	28,930	28,653
Net Interest Margin, annualized	3.02%	2.90%	2.77%	3.04%	3.08%
Net Interest Margin, Tax-Equivalent, annualized [3]	3.05%	2.93%	2.80%	3.07%	3.12%

Efficiency Ratio Calculation: [4]
Noninterest Expense	$20,345	$18,945	$20,860	$19,423	$19,087
Less: Intangible Asset Amortization	48	49	52	51	53
Net Noninterest Expense	$20,297	$18,896	$20,808	$19,372	$19,034
Net Interest Income, Tax-Equivalent	$29,307	$28,095	$27,487	$28,930	$28,653
Noninterest Income	7,744	8,162	7,589	7,694	8,478
Less: Net (Loss) Gain on Securities	154	130	(139)	(106)	196
Net Gross Income	$36,897	$36,127	$35,215	$36,730	$36,935
Efficiency Ratio	55.01%	52.30%	59.09%	52.74%	51.53%

Period-End Capital Information:
Total Stockholders' Equity (i.e. Book Value)	$356,498	$357,243	$371,186	$360,171	$353,033
Book Value per Share [1]	22.25	22.31	23.14	22.48	22.01
Goodwill and Other Intangible Assets, net	23,583	23,691	23,791	23,879	23,955
Tangible Book Value per Share [1,2]	20.78	20.83	21.66	20.99	20.52

Capital Ratios:[5]
Tier 1 Leverage Ratio	9.60%	9.37%	9.20%	9.39%	9.29%
Common Equity Tier 1 Capital Ratio	13.14%	13.48%	13.77%	13.71%	13.79%
Tier 1 Risk-Based Capital Ratio	13.86%	14.23%	14.55%	14.51%	14.61%
Total Risk-Based Capital Ratio	14.93%	15.33%	15.69%	15.66%	15.78%

Assets Under Trust Admin. & Investment Mgmt.	$1,589,178	$1,793,747	$1,851,101	$1,778,659	$1,804,854

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Share and Per Share Data have been restated for the September 24, 2021, 3% stock dividend.

2.	Non-GAAP Financial Measures Reconciliation: Tangible Book Value and Tangible Equity exclude goodwill and other intangible assets, net from total equity. These are non-GAAP financial measures which Arrow believes provides investors with information that is useful in understanding its financial performance.
		6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
	Total Stockholders' Equity (GAAP)	$356,498	$357,243	$371,186	$360,171	$353,033
	Less: Goodwill and Other Intangible assets, net	23,583	23,691	23,791	23,879	23,955
	Tangible Equity (Non-GAAP)	$332,915	$333,552	$347,395	$336,292	$329,078

	Period End Shares Outstanding	16,023	16,013	16,041	16,020	16,039
	Tangible Book Value per Share (Non-GAAP)	$20.78	$20.83	$21.66	$20.99	$20.52
	Net Income	11,974	12,575	10,309	12,989	13,279
	Return on Average Tangible Equity (Net Income/Tangible Equity - Annualized)	14.40%	14.72%	12.01%	15.36%	16.32%

3.	Non-GAAP Financial Measures Reconciliation: Net Interest Margin, Tax-Equivalent is the ratio of our annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which Arrow believes provides investors with information that is useful in understanding its financial performance.

		6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
	Interest Income (GAAP)	$30,593	$28,947	$28,354	$29,807	$29,695
	Add: Tax-Equivalent adjustment (Non-GAAP)	269	270	285	292	293
	Interest Income - Tax Equivalent (Non-GAAP)	$30,862	$29,217	$28,639	$30,099	$29,988
	Net Interest Income (GAAP)	$29,038	$27,825	$27,202	$28,638	$28,360
	Add: Tax-Equivalent adjustment (Non-GAAP)	269	270	285	292	293
	Net Interest Income - Tax Equivalent (Non-GAAP)	$29,307	$28,095	$27,487	$28,930	$28,653
	Average Earning Assets	$3,858,837	$3,886,787	$3,894,287	$3,734,206	$3,688,572
	Net Interest Margin (Non-GAAP)*	3.05%	2.93%	2.80%	3.07%	3.12%

4.	Non-GAAP Financial Measures: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. Arrow believes the efficiency ratio provides investors with information that is useful in understanding its financial performance. Arrow defines efficiency ratio as the ratio of noninterest expense to net gross income (which equals tax-equivalent net interest income plus noninterest income, as adjusted).

5.
For the current quarter, all of the regulatory capital ratios in the table above, as well as the Total Risk-Weighted Assets and Common Equity Tier 1 Capital amounts listed in the table below, are estimates based on, and calculated in accordance with, bank regulatory capital rules. All prior quarters reflect actual results. The CET1 ratio at June 30, 2022 listed in the tables (i.e., 13.14%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
	Total Risk Weighted Assets	$2,790,520	$2,661,952	$2,552,812	$2,511,910	$2,438,445
	Common Equity Tier 1 Capital	366,798	358,738	351,497	344,507	336,265
	Common Equity Tier 1 Ratio	13.14%	13.48%	13.77%	13.71%	13.79%

* Quarterly ratios have been annualized.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended June 30:	2022			2021
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$232,545	$427	0.74%	$369,034	$103	0.11%
Investment Securities:
Fully Taxable	644,443	2,444	1.52	479,365	1,671	1.40
Exempt from Federal Taxes	177,669	816	1.84	188,724	907	1.93
Loans	2,804,180	26,906	3.85	2,651,449	27,014	4.09
Total Earning Assets	3,858,837	30,593	3.18	3,688,572	29,695	3.23
Allowance for Credit Losses	(27,558)			(26,862)
Cash and Due From Banks	40,105			34,976
Other Assets	141,615			155,235
Total Assets	$4,012,999			$3,851,921
Deposits:
Interest-Bearing Checking Accounts	$1,048,752	199	0.08	$924,651	192	0.08
Savings Deposits	1,541,616	892	0.23	1,481,232	501	0.14
Time Deposits of $250,000 or More	37,418	26	0.28	95,673	69	0.29
Other Time Deposits	130,361	111	0.34	145,448	156	0.43
Total Interest-Bearing Deposits	2,758,147	1,228	0.18	2,647,004	918	0.14
Short-Term Borrowings	—	—		4,770	1	0.08
FHLBNY Term Advances & Other Long-Term Debt	45,000	279	2.49	65,000	367	2.26
Finance Leases	5,140	48	3.75	5,187	49	3.79
Total Interest-Bearing Liabilities	2,808,287	1,555	0.22	2,721,961	1,335	0.20
Noninterest-bearing deposits	811,607			748,267
Other Liabilities	35,877			31,490
Total Liabilities	3,655,771			3,501,718
Stockholders’ Equity	357,228			350,203
Total Liabilities and Stockholders’ Equity	$4,012,999			$3,851,921
Net Interest Income		$29,038			$28,360
Net Interest Spread			2.96%			3.03%
Net Interest Margin			3.02%			3.08%

Arrow Financial Corporation
Consolidated Financial Information
(Dollars in Thousands - Unaudited)

Quarter Ended:	6/30/2022	12/31/2021	6/30/2021
Loan Portfolio
Commercial Loans	$138,675	$172,518	$242,790
Commercial Real Estate Loans	663,234	628,929	598,241
Subtotal Commercial Loan Portfolio	801,909	801,447	841,031
Consumer Loans	1,031,111	920,556	892,549
Residential Real Estate Loans	1,011,782	945,938	910,502
Total Loans	$2,844,802	$2,667,941	$2,644,082
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Quarter	$27,661	$26,956	$26,840
Loans Charged-off	(907)	(719)	(443)
Less Recoveries of Loans Previously Charged-off	431	486	350
Net Loans Charged-off	(476)	(233)	(93)
Provision for Credit Losses	905	558	263
Allowance for Credit Losses, End of Quarter	$28,090	$27,281	$27,010
Nonperforming Assets
Nonaccrual Loans	$7,999	$10,764	$7,102
Loans Past Due 90 or More Days and Accruing	1,641	823	595
Loans Restructured and in Compliance with Modified Terms	77	77	78
Total Nonperforming Loans	9,717	11,664	7,775
Repossessed Assets	297	126	99
Other Real Estate Owned	—	—	99
Total Nonperforming Assets	$10,014	$11,790	$7,973

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.07%	0.03%	0.01%
Provision for Credit Losses to Average Loans, Quarter-to-date Annualized	0.13%	0.08%	0.04%
Allowance for Credit Losses to Period-End Loans	0.99%	1.02%	1.02%
Allowance for Credit Losses to Period-End Nonperforming Loans	289.08%	233.89%	347.40%
Nonperforming Loans to Period-End Loans	0.34%	0.44%	0.29%
Nonperforming Assets to Period-End Assets	0.25%	0.29%	0.20%

Six Month Period Ended:
Allowance for Loan Losses
Allowance for Loan Losses, Beginning of Year	$27,281		$29,232
Impact of the Adoption of ASU 2016-13	—		(1,300)
Loans Charged-off	(1,736)		(1,076)
Less Recoveries of Loans Previously Charged-off	871		539
Net Loans Charged-off	(865)		(537)
Provision for Loan Losses	1,674		(385)
Allowance for Loan Losses, End of Period	$28,090		$27,010

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Annualized	0.06%		0.04%
Provision for Loan Losses to Average Loans, Annualized	0.12%		(0.03)%